EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Partners of Prologis, L.P. and the Board of Directors of Prologis, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-267431 and 333-237366) on Form S-3, registration statement (No. 333-267174) on Form S-4 and registration statement (No. 333-100214) on Form S-8 of our report dated February 14, 2023, with respect to the consolidated financial statements of Prologis, L.P..

/s/ KPMG LLP

Denver, Colorado

February 14, 2023